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                                                                     EXHIBIT 8.1

                               [SNR Letterhead]


                               November 20, 1998


DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri  64105

     Re: Agreement and Plan of Merger dated September 2, 1998 between DST Systems, Inc. ("DST"), USCS International, Inc. ("USCS") and DST ACQUISITIONS, INC. ("ACQUISITION SUB")
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Ladies and Gentlemen:

     We have acted as special counsel to DST, a Delaware corporation, in connection with a proposed merger (the "Merger") of Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of DST, a Delaware corporation, with and into USCS, a Delaware corporation, pursuant to an Agreement and Plan of Merger dated September 2, 1998 (the "Merger Agreement") by and among DST, Acquisition Sub and USCS. In the Merger, each issued and outstanding share of common stock of USCS, par value $.01 per share, other than shares of USCS already owned by DST, will be converted into the right to receive .62 of a share of common stock, par value $.01 per share, of DST.

     In that connection, you have requested our opinion regarding the material federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4, as amended to date (the "Registration Statement"), which includes the Joint Proxy Statements/Prospectus of USCS and DST, as filed with the Securities and Exchange Commission (the "SEC"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date, (iii) the representations made to us by DST and USCS in their respective letters to us each dated the date hereof, and delivered to us for purposes of this opinion are true, correct and complete and will continue to be true, correct and complete at all times up to and including the Closing Date ("Representation Letters") and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of", or similarly
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DST Systems, Inc.
November 20, 1998
Page 2

qualified, are correct, and will continue to be true and correct and complete at all times up to and including the Closing Date, in each case without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

     The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

     Based upon the foregoing, we are of the opinion that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code") and (ii) the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger" represents an accurate summary of the material Federal income tax consequences of the Merger in all material aspects.

     We express no opinion on any issue relating to Federal income tax consequences other than those described herein and under the caption "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the references to Sonnenschein Nath & Rosenthal under the captions "Legal Matters," "Material United States Federal Income Tax Consequences of the Merger," "Conditions to the Merger," "Conditions; Waivers" and "Legal Opinions," and to the inclusion of the summary of our opinion in "Material United States Federal Income Tax Consequences of the Merger," in the Prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,


                              /s/ Sonnenschein Nath & Rosenthal